Microsoft Word 11.0.8026;013f77Q(1)(a): Copies of any material amendments to the registrant's charter or
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by-laws

         Amendment No. 8 dated August 4, 2005 to the Agreement and Declaration of Trust dated September 16, 1997 and Amendment No. 9 dated August 4, 2005 to the Agreement and Declaration of Trust dated September 16, 1997 are hereby incorporated by reference to Exhibits 99.A.9 and 99.A.10, respectively, of Post Effective Amendment No. 15 to the registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on April 28, 2006 (Accession No. 0000950123-06-005416).

         Amendment No. 10 dated February 9, 2006 to the Agreement and Declaration of Trust dated September 16, 1997 and Amendment No. 11 dated March 16, 2006 to the Agreement and Declaration of Trust dated September 16, 1997 are hereby incorporated by reference to Exhibits 99.A.11 and 99.A.12 respectively of Post Effective Amendment No. 16 to the registrant's registration statement to Form N-1A filed with the Securities and Exchange Commission on May 22, 2006 (Accession No. 0000950123-06-006753).